Exhibit 23



CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statement
Nos. 2-64879, 2-80037, 33-18081, 33-23793, 33-41485, 33-43459, 33-45479,
33-55825, 33-58851,  33-64345, 333-8141, and 333-38131 of Sears, Roebuck
and Co.; Registration Statement Nos. 33-58139, 33-64215, 333-9817, 333-30879,
and 333-62847 of Sears, Roebuck and Co. and Sears Roebuck Acceptance Corp.; Registration Statement Nos. 33-64775, 333-18591, and 333-43309 of Sears, Roebuck and Co. and Sears, Roebuck and Co. Deferred Compensation Plan; Registration Statement Nos. 33-57205, 333-11973, and 333-53194
of Sears Roebuck and Co. and the Sears 401(k) Profit Sharing Plan (formerly, The Savings and Profit Sharing Fund of Sears Employees); and Registration Statement No. 33-44671 of Sears, Roebuck and Co. and Sears DC Corp.; of our report dated February 11, 1999, except for paragraphs 1 and 3 of Note 10, as to which the date is March 10, 1999, incorporated by reference in the Annual Report on Form 10-K of Sears, Roebuck and Co. for the year ended January 2, 1999.

/S/Deloitte & Touche LLP

Deloitte & Touche LLP
Chicago, Illinois
March 10, 1999






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